Exhibit 10.1
Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

THIRD AMENDMENT TO
COLLABORATION, LICENSE AND OPTION AGREEMENT
This Third Amendment to Collaboration, License and Option Agreement (this “Third Amendment”) is entered into as of June 4, 2020 (the “Third Amendment Date”), by and between Aurigene Discovery Technologies Limited, a company organized under the laws of India, having an address of 39-40, KIADB Industrial Area, Phase II, Electronic City Hosur Road, Bangalore - 560100 Karnataka, India (“Aurigene”), and Curis, Inc., a corporation organized under the laws of Delaware, USA, having an address of 4 Maguire Road, Lexington, Massachusetts 02421-3112, USA (“Curis”).
Recitals
Whereas, Aurigene and Curis are parties to that certain Collaboration, License and Option Agreement dated January 18, 2015 (the “Original Agreement”), as amended by that certain letter agreement dated November 4, 2015 (the “2015 Letter Agreement”), by that certain First Amendment to Collaboration, License and Option Agreement, dated September 7, 2016 (the “First Amendment”), and by that certain Second Amendment to Collaboration, License and Option Agreement, dated February 5, 2020 (the “Second Amendment”). As used in this Third Amendment, “Agreement” shall mean the Original Agreement, as amended by the 2015 Letter Agreement, the First Amendment and the Second Amendment; and
Whereas, the Parties now wish to amend the Agreement to provide for Aurigene to be responsible for maintaining the global safety database for CA-170 Products, on the terms and subject to the conditions set forth herein.
Agreement
Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Aurigene and Curis agree as follows:
1.    Defined Terms. Capitalized terms used but not otherwise defined in this Third Amendment shall have the meanings provided in the Agreement.
2.    Global Safety Database for CA-170 Products.
(a)    Notwithstanding the last sentence of Section 5.11 of the Original Agreement or any provision of the PV Agreement to the contrary, commencing as of the Third Amendment Date, Aurigene shall be responsible for maintaining, at its own expense, the global safety database for all CA-170 Products (as defined in the Second Amendment) (the “CA-170 Global Safety Database”), subject to the provisions of paragraphs 2(b) and 2(c) of this Third Amendment.
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(b)    Within [**] of the execution of the Amended and Restated SDEA (Safety Database Exchange Agreement), Curis shall provide to Aurigene true and complete copies of all source documents from the global safety database maintained by Curis for CA-170 Products prior to the Third Amendment Date. Each Party shall comply with its obligations under the PV Agreement (mutatis mutandis, as appropriate) with respect to the management, exchange and reporting of Safety Data (as defined in the PV Agreement) regarding CA-170 Products as necessary for Aurigene to maintain the CA-170 Global Safety Database and for Aurigene and Curis to comply with their respective regulatory or legal obligations with respect to CA-170 Products in the Aurigene Territory and the Curis Territory, respectively.
(c)    The Parties shall cooperate in good faith to make any necessary and appropriate amendments to the PV Agreement to effectuate the foregoing. Without limiting the generality of the foregoing, Appendix A to the PV Agreement is hereby amended to include the Aurigene Maintenance Therapy Study, and the Parties shall promptly execute a formal amendment (or amendment and restatement) of the PV Agreement to reflect such inclusion.
3.    Effectiveness of Agreement. Except as expressly amended by this Third Amendment, the Agreement shall remain in full force and effect in accordance with its terms.
4.    Counterparts. This Third Amendment may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Third Amendment may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.
5.    Miscellaneous. For clarity, Section 8.5(b) and Articles 13 and 14 of the Agreement shall apply with respect to this Third Amendment.
[Signature page follows.]

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In Witness Whereof, the Parties hereto have duly executed this Third Amendment as of the Third Amendment Date.

Aurigene Discovery Technologies Limited	Curis, Inc.
By: /s/ Murali Ramachandra Name: Murali Ramachandra, PhD Title: Chief Executive Officer	By: /s/ James E. Dentzer Name: James E. Dentzer Title: President and CEO

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